Exhibit 99.1

Rentech and Royster-Clark Sign Definitive Stock Purchase Agreement for Royster-Clark Nitrogen and Agree to the Terms of a Fertilizer Product Distribution Agreement

DENVER, Nov. 7 /PRNewswire-FirstCall/ -- Rentech, Inc. (Amex: RTK) announced today that Rentech Development Corporation (RDC), its wholly owned subsidiary, and Royster-Clark, Inc. (RCI) have signed a definitive Stock Purchase Agreement for the purchase and sale of all the issued and outstanding shares of common stock of Royster-Clark Nitrogen, Inc., the owner of an 830-ton per day natural gas-fed nitrogen fertilizer plant in East Dubuque, Illinois.

RDC will pay $50 million for the outstanding shares of common stock of Royster-Clark Nitrogen, Inc., plus net working capital including cash and inventory as of the closing. The closing of the purchase and sale is contingent on shareholder approval and obtaining financing for the project. The agreement also provides that if RCI has satisfied its closing requirements and the agreement terminates under circumstances in which RDC has not obtained its financing, AMEX has not approved the listing of shares of Rentech, Inc stock that it intends to issue to raise a portion of that financing or Rentech, Inc. has not obtained shareholder approval, then RDC will pay RCI a $2.5 million break fee. Rentech plans to file a proxy statement with the Securities and Exchange Commission seeking shareholder approval as soon as possible.

Rentech plans to convert the fertilizer plant from natural gas to coal-fed gasification using Illinois coal. In addition to the purchase price for the common stock of Royster-Clark Nitrogen, Inc., Rentech will need to obtain substantial project financing to fund the conversion of the plant. The conversion calls for two gasification trains and a spare, standby gasifier at the site to process 5,200 tons per day of coal, the commercial equivalent capacity of a 650 megawatt Integrated Gasification Combined Cycle (IGCC) power plant. The new expanded gasification process will generate the synthesis gas necessary to increase the nitrogen fertilizer production to over 900 tons per day and is projected to produce an estimated 87 million gallons per year of Fischer-Tropsch (FT) ultra-clean fuels as well as surplus electricity. RDC estimates that it will take approximately three and one-half years to convert the plant from natural gas to coal feedstock. Rentech may make available a portion of the Fischer-Tropsch fuels to the Department of Defense Clean Fuels Program, regional metropolitan transit systems and area farming cooperatives under long term contracts. In addition, RDC has already begun discussions with local electric cooperatives for long term power sales.

Additionally, RDC and Royster-Clark Resources LLC (RCR), a subsidiary company of RCI, have agreed to the terms of a Distribution Agreement and will, at closing, appoint RCR as RDC’s exclusive distributor for the sale, purchase and resale of anhydrous ammonia, UAN solutions, nitric acid and granular urea manufactured at the plant for agricultural and industrial use in the US. RCI, headquartered in Norfolk, Virginia, is one of the nation’s largest retailers of fertilizer products, carrying a broad line of agricultural products and providing services to farmers.

When and if complete, Rentech believes the plant will produce the first commercial scale volume of Fischer-Tropsch fuels, including jet fuel, from coal in the United States. Rentech believes that this initial project will make Rentech the first company of its kind to have established domestic commercial development of Fischer-Tropsch coal-to-liquids technology. Moreover, the conversion of the RCI facility from natural gas to coal could catalyze several additional conversion efforts.

The conversion will also address issues within the domestic nitrogen fertilizer industry which has suffered from high volatile natural gas prices since 1999. By co-producing nitrogen fertilizer, FT fuels and electricity from coal derived synthesis gas, RDC will be maximizing the thermal efficiency of the facility and utilizing the BTU output of the plant with the highest value products while in turn improving the profitability of the overall process.

Addressing the acquisition of Royster-Clark Nitrogen, Inc., Hunt Ramsbottom, President of Rentech, Inc. stated: “This purchase is an exciting opportunity to move forward on what we believe will be the country’s first commercial operating coal-to-liquids facility. Much of the needed infrastructure is already in place which gives Rentech a running start as we head into the front end engineering and design phase of converting from natural gas to coal. “

Ramsbottom continued: “The country is in a post-Katrina and Rita world with increasing transportation fuel costs, escalating dependency on foreign oil, and the demonstrated fragility of US energy infrastructure. Energy sector experts are pointing to clean coal technologies including, coal gasification and technologies like Rentech’s coal-to-liquids process, as viable techniques that can address US energy issues in an environmentally clean and responsible manner. American farmers also realize that domestic agriculture is now dependent on foreign nitrogen fertilizer for over 50% of its needs. Fertilizer is a vital component for growing corn and other crops, and its costs have escalated because of the dramatic increase in the price of natural gas. As a result, many fertilizer plants in the United States have already closed. Industry experts estimate within 5 years, due to the high price of natural gas, the United States may be subjected to importing all of its nitrogen fertilizer. Being 100% dependent on foreign sources for fertilizer to grow our food may be an even more dangerous issue than our 65% percent dependency on foreign oil.

“Rentech believes that through the implementation of clean coal technologies and technologies like the Rentech coal-to-liquids process, the United States can begin moving to stabilize its energy import issues and present a platform to ensure a strategic portion of the country’s fertilizer production stays ‘on shore,’ preserving the United States agricultural industry and the American farmer. “

About Rentech, Inc.

Rentech, Inc. is the developer and licensor of a patented and proprietary Fischer-Tropsch gas-to-liquids process for the conversion of underutilized resources such as natural gas, and coal, into high-value fuels and chemicals. These include clean burning, ultra-low-sulfur and ultra-low-aromatic fuels, naphtha, waxes and fuel for fuel cells. Founded in 1981, Rentech has become one of the world leaders in gas-to-liquids and coal-to-liquids technology development. More information can be found by visiting www.rentechinc.com.

Safe Harbor Statement

Certain information included in this report contains, and other reports or materials filed or be filed by the Company with the Securities and Exchange Commission (as well as information included in oral statements or other written statements made or to be made by the Company or its management) contain or will contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, Section 27A of the Securities Act of 1933, as amended, and pursuant to the Private Securities Litigation Reform Act of 1995. The forward-looking statements may relate to financial results and plans for future business activities and are thus prospective. The forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by the forward-looking statements. They can be identified by the use of terminology such as “may,” “will,” “expect,” “believe,” “intend,” “plan,” “estimate,” “anticipate,” “should” and other comparable terms or the negative of them. You are cautioned that, while forward-looking statements reflect our good faith belief and best judgment based upon current information, they are not guarantees of future performance and are subject to known and unknown risks and uncertainties. Factors that could affect Rentech’s results include our ability to obtain financing for the purchase and conversion of the plant and for working capital; acquisition of an inexpensive long-term coal supply contract; natural gas prices during the construction phase; final project costs due to volatility of prices of equipment; obtaining customers and favorable prices for the products; the timing of various phases of the project; the entry into definitive agreements with others related to the project, failure to receive shareholder approval and, the risk factors detailed from time to time in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995, and thus are currently only as of the date made.

For more information please contact: Mark Koenig, Director of Investor Relations, Rentech, Inc. at 303-298-8008, extension 116, or by email at mkir@rentk.com, or see the company’s website at: www.rentechinc.com; or Tony Schor, Investor Awareness, Inc. at 847-945-2222 or by email at tony@investorawareness.com.